Exhibit 10.6

PAR PETROLEUM CORPORATION

AWARD OF RESTRICTED STOCK UNITS

(Canada)

In this Award, Par Petroleum Corporation (the “Company”) grants [name] (the “Participant”), an Employee, Restricted Stock Units (“RSUs”) which upon becoming “Vested” (as provided below), on the applicable “Vesting Date” (as defined below), will entitle the Participant to receive the number of shares of Stock equal to the number of RSUs granted hereunder that have become vested on that date. All terms and conditions of the RSUs and Stock that may be issued are granted under and governed by the terms of the Par Petroleum Corporation 2012 Long Term Incentive Plan (“Plan”) and this Award. All capitalized terms not defined in this Award shall have the meaning of such terms as provided in the Plan.

1. The “Date of Grant” is                     .

2. The total number of RSUs granted is                     .

3. The RSUs granted in this Award shall vest as follows:

The Participant shall not be entitled to any the RSUs and such RSUs cannot be transferred unless he or she is continuously in Service from the Grant Date through the Determination Date as defined herein. The number of shares of RSUs that may be vested and have shares of Stock issued with respect thereto will be determined by the Committee on the date and as provided under the Par Petroleum Corporation Discretionary Long Term Incentive Plan for 2014 (the “Determination Date”) and shall be specified by the Committee on Exhibit A of this Award (the “Total Number”). Any RSUs under item 2 that are not specified by the Committee as the Total Number on Exhibit A shall be forfeited and the Participant shall have no rights with respect to such RSUs or the right to receive any Stock related thereto.

Subject to Item 4 below, the transfer restrictions and substantial risk of forfeiture imposed in the foregoing paragraph shall lapse for the percentage of the Total Number of RSUs on the applicable dates (each a “Vesting Date”) as follows: as to 33.3% of the Total Number on the first anniversary of the Determination Date, as to 33.3% of the Total Number on the second anniversary of the Vesting Date and as to 33.4% of the Total Number on the third anniversary of the Determination Date. The RSUs with respect to which such restrictions have lapsed are referred to as “Vested.”

4. Other Vesting Events after the Determination Date are as follows:

Notwithstanding the foregoing vesting criteria in item 3, the Total Number of outstanding RSUs that have not been previously forfeited will be Vested upon the date of the occurrence of any one of the following “Vesting Events” that occur after the Determination Date, on the date of the Vesting Event: (a) Participant’s termination of employment with the Company and its Affiliates due to death or Disability, (b) the Participant’s termination of employment by the Company and its Affiliates without Cause, or (c) upon a Change in Control. The date of the occurrence of one of the Vesting Events shall be the Vesting Date for purposes of this Award so long as the Participant has been continuously employed with the Company or a Company Affiliate from the Date of the Grant through the date of the Vesting Event.

5. Other Terms and Conditions:

(a) No Fractional Shares. All provisions of this Award concern whole shares of Stock. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

(b) Not an Employment or Service Agreement. This Award is not an employment agreement, and this Award shall not be, and no provision of this Award shall be construed or interpreted to create any right of Participant to continue employment with or provide services to the Company or any of its Affiliates.

(c) Code Section 409A. To the extent that this Award of RSUs is deferred compensation subject to Code Section 409A, this Award is intended and will be interpreted to comply with the requirements of Code Section 409A, and the Committee shall use the applicable definitions from Code Section 409A in the administration of this Award, such as a more restrictive definition of Change in Control to comply with Code Section 409A to the extent that it is required and a termination of employment shall mean a Separation from Service (as defined below). To the extent required by Code Section 409A, if the Participant is Specified Employee (as defined below), a distribution on account of a Separation from Service may not be made before the date which is the first business day that is six months after the date of the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). For purposes of the foregoing, the terms “Separation from Service” and “Specified Employee,” shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to this Award. To the extent that this Award is subject to Code Section 409A, the Committee shall not have any discretion otherwise provided in this Plan to the extent such discretion is prohibited under Code Section 409A with respect to deferred compensation including, without limitation, any discretion to accelerate or substitute under Section 25. In addition, if this Award is subject to Code Section 409A, the Committee may interpret or amend this Award to comply with Code Section 409A without the Participant’s consent even if such amendment would have an adverse effect on this Award.

(d) Independent Tax Advice and Acknowledgments. The Participant acknowledges he or she has been advised to consult his or her tax advisor with respect to this Award and the tax consequences of this Award and any payments hereunder. None of the Company, any Company Affiliate nor any officer, director, employee, shareholder or any agent of any of them guarantees or is responsible for the tax consequences to a Participant with respect to this Award under the Plan and the administration of this Award and Plan, including without limitation, any excise or penalty tax or interest under Code Section 409A. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions of the Plan and this Award.

(e) This Award supersedes and replaces all prior agreements and understandings, oral or written, between the Company, Texadian Energy Canada Limited, or any of their Affiliates and the Participant regarding this Award and the RSUs and by his or her signature below the Participant acknowledges the same.

(f) The Committee has determined in connection with this Award that the Participant may elect to have the Company withhold that number of shares of Stock otherwise deliverable to the Participant when the RSUs become Vested or to deliver to the Company a number of shares of Stock, in each case, having a Fair Market Value on the date of Vesting equal to the minimum amount required to be withheld for taxes as a result of such exercise. The election must be made in writing and must be delivered to the Company prior to the date of Vesting. If the number of shares so determined shall include a fractional share, the Participant shall deliver cash in lieu of such fractional share. All elections shall be made in a form approved by the Committee and shall be subject to disapproval, in whole or in part by the Committee.

The RSUs granted hereunder and the issuance of the Stock will be subject to all applicable federal, state and local taxes domestic and foreign and withholding requirements (including, without limitation, any withholding required under any other employee benefit plan maintained by the Company or a Company Affiliate). The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Award.

PARTICIPANT:

Signature:
Date:

PAR PETROLEUM CORPORATION

By:
Christopher M. Micklas, Chief Financial Officer
Date:

EXHIBIT A

Total Number of Shares